                                                                     EXHIBIT 4.3

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT
     (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (III) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


NO.                             USWEB CORPORATION                        , 199
    ----                                                        ---------     --
                   SERIES A PREFERRED STOCK PURCHASE WARRANT


     This certifies that, for value received,                    (together with
                                             --------------------
any registered assignee(s), the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and at or prior to 11:59 p.m., Pacific Time, on February 9, 2006 (the "Expiration Time"), but not thereafter, to acquire from USWeb Corporation, a Utah corporation (the "Company"), in whole or from time to time in part, up to fully paid and nonassessable shares of Series A Preferred Stock of the
--------
Company ("Warrant Stock") at a purchase price per share (the "Exercise Price")
of            .  Such number of shares, type of security and Exercise Price are
  ------------
subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

     1.   TERM

          1.1  Commencement of Exercisability.  The Warrant is exercisable
               ------------------------------
beginning on                    (the "Grant Date").
            --------------------

          1.2  Termination and Expiration.  If not earlier exercised, the
               --------------------------
Warrant shall expire on the tenth anniversary of the Grant Date.

          1.3  Exceptions.  Notwithstanding the foregoing, the Warrant shall
               ----------
terminate, if not earlier exercised, in the event of the initial public offering of the Company's capital stock or in the event of an acquisition of the Company, in each case as more fully set forth below:

                (a) Initial Public Offering.  In the event the Company
                    -----------------------
undertakes an initial public offering of its capital stock with aggregate gross proceeds to the Company of not less than five million dollars ($5,000,000) and with a price per share of not less than $5.00 (a "Qualified IPO"), the Company shall give notice of such intention (and otherwise communicate with the Holder during the pendency of such transaction) in the same manner as it communicates with the holders of a majority of the issued and outstanding shares of Series A Preferred Stock; if the Warrant is otherwise exercisable pursuant to the provisions of the Warrant, the Holder may, in its discretion, exercise same and request registration of the shares in the Qualified IPO pursuant to the registration rights granted to the Holder in Section 7 below; if the Warrant is not so exercised, then, in addition to such Company obligations under such registration rights the Company shall give the Holder not less than twenty (20) business days notice of the expected date of closing of the Qualified IPO (the "Closing"); the Holder shall, not less than three (3) business days prior to the Closing, deliver an irrevocable notice under Section 3 below or deposit an amount of money equal to the aggregate exercise price of this Warrant into the trust account of the Company's attorneys with irrevocable instructions to pay such amount to the Company immediately prior to the Closing of the Qualified IPO; in such event, the Holder shall be deemed to have exercised the Warrant immediately prior to the Closing and simultaneously converted the shares of Series A Preferred Stock into shares of Common Stock; at or promptly following the Closing, the Company shall cause its transfer agent to deliver to the Holder a certificate representing the shares of Common Stock so purchased; the Warrant shall expire upon the Closing if not previously exercised pursuant to this Section 1.3(a) or otherwise pursuant to the terms of the Warrant; if the Closing does not occur, the Warrant shall be deemed to continue pursuant to the other terms and restrictions of the Warrant, and the irrevocable notice given under Section 3 below or the funds deposited with the Company's attorneys shall be promptly returned to the Holder.

                (b) Change in Control or Acquisition of the Company. In the
                    -----------------------------------------------
event the Company is proposed to be acquired in a bona fide transaction (the "Acquisition") (i.e., not a mere recapitalization, reincorporation for the purpose of changing corporate domicile, or similar transaction), regardless of the form of the transaction (e.g., merger, consolidation, sale or lease of assets or sale of stock), the Company shall give the Holder not less than fifteen (15) business day's notice of the record date for determining the shareholders of the Company entitled to vote on (or otherwise approve) the Acquisition; the Company shall provide the Holder with all information with respect to the Acquisition that is otherwise provided to shareholders of the Company at such time and from time to time during the pendency of the Acquisition, including (but not limited to) the proposed price to be paid in the proposed Acquisition; if the Warrant is otherwise exercisable at such time, then the Holder shall have the right to exercise same on or prior to the record date of shareholders eligible to vote (or otherwise approve) with respect to the proposed Acquisition; if the Warrant is not exercised on or prior to such record date, the Warrant shall expire upon the occurrence of the closing of the Acquisition.

     2.  EXERCISE OF WARRANT

     The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the headquarter's office of the Company at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so exercised.

     3.  CONVERSION OF WARRANT

     The Holder shall have the right to convert this Warrant, in whole or in part, at any time (including, but not limited to, the occurrence of either a Qualified IPO or the Acquisition of the Company) and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Conversion form attached hereto duly executed to the headquarter's office of the Company at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), into shares of Warrant Stock as provided in this Section 3. Upon exercise of this conversion right, the Holder shall be entitled to receive that number of shares of the Company's Preferred Stock computed by using the following formula:

                                 Y= X (A-B)/A
     Y = the number of shares of Series A Preferred Stock to be issued to the Holder.

     A = the Fair Market Value (as defined below) of one share of the Company's
         Series A Preferred Stock on the date of conversion of this Warrant.

     B = the Exercise Price for one share of the Company's Series A Preferred
         Stock under this Warrant.

     X = the number of shares of Series A Preferred Stock purchasable under this Warrant.

     If the above calculation results in a negative number, then no shares of Warrant Stock shall be issued or issuable upon conversion of this Warrant.

     "Fair Market Value" of a share of Warrant Stock shall mean:

      (a) if the conversion right is being exercised in connection with the initial public offering of the Company's Common Stock (the "Common Stock"), the initial public offering price per share (before deducting commissions, discounts or expenses) at which the Common Stock is sold to the public in such offering;

      (b) if the conversion right is being exercised in connection with a Acquisition, the price per share to be paid to the Company's Series A Preferred Stock shareholders or Common Stock shareholders, as the case may be, by the acquiring entity;

      (c) in all other cases, the fair value as determined in good faith by the Company's Board of Directors.

     Upon conversion of this Warrant in accordance with this Section 3, the Holder hereof shall be entitled to receive a certificate for the number of shares of Warrant Stock determined in accordance with the foregoing, and a new Warrant in substantially identical form and dated as of such conversion for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so converted.

     4.  ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP

     Certificates for shares purchased hereunder or issuable upon conversion hereof shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise or conversion of this Warrant will, upon such exercise or conversion, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant Stock). The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. With respect to any fraction of a share called for upon the exercise or conversion of this Warrant, an amount equal to such fraction multiplied by the Fair Market Value of a share of Warrant Stock on the date of exercise or conversion shall be paid in cash or check to the Holder.

     5.  CHARGES, TAXES AND EXPENSES

     Issuance of certificates for shares of Warrant Stock upon the exercise or conversion of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise or conversion shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

     6.  NO RIGHTS AS SHAREHOLDERS

     This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise or conversion hereof.

     7.  REGISTRATION RIGHTS

     The shares of Common Stock issuable upon conversion of the Warrant Stock issuable upon exercise or conversion of this Warrant shall be entitled to the registration rights (if any) granted by the Company to the holders of a majority of the issued and outstanding shares of Series A Preferred Stock (if any) pursuant to a written agreement among the Company and such holders.

     8.  COMPANY'S RIGHT OF FIRST REFUSAL

     Before any Warrants, or if exercised, any shares of Series A Preferred Stock or Common Stock (the "Converted Shares") held by the Holder or any transferee may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

          (a) Notice of Proposed Transfer.  The Holder shall deliver to the
              ---------------------------
Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Warrants or Converted Shares, as the case may be; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Warrants or Converted Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Warrants or the Converted Shares (the "Offered Price"), and the Holder shall offer the Warrants or the Converted Shares at the Offered Price to the Company or its assignee(s).

          (b) Exercise of Right of First Refusal.  At any time within 30 days
              ----------------------------------
after receipt of the Notice, the Company or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Warrants or Converted Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

          (c) Purchase Price.  The purchase price ("Purchase Price") for the
              --------------
Warrants or Converted Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (d) Payment.  Payment of the Purchase Price shall be made in cash (by
              -------
check) within 45 days of receipt of the Notice.

          (e) Holder's Right to Transfer.  If all of the Warrants or Converted
              --------------------------
Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Warrants or Converted Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Warrants or Converted Shares in the hands of such Proposed Transferee. If the Warrants or Converted Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company or its assignees shall again be offered the Right of First Refusal before any Warrants or Converted Shares held by the Holder may be sold or otherwise transferred.

          (f) Exception for Certain Transfers.  The Warrant or Converted Shares
              -------------------------------
may be transferred without the Company being offered the Right of First Refusal in the following transactions; provided that any Transferee shall agree to the terms of this Section 8 as to the Warrant or any Converted Shares:

          (1) A Holder's transfer of the Warrant or Converted Shares in whole or in part to the Company or to any shareholder of the Company.

          (2) A Holder's transfer of the Warrant or Converted Shares in whole or in part to a person who, at the time of such transfer, is an officer or director of the Company.

          (3) A Holder's transfer of the Warrant or Converted Shares in whole or in part pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder.

          (4) A transfer by a Holder which is a limited or general partnership to any or all of its partners or former partners or any professional employee (or entity of which such employees are the beneficiaries) of such partnership.

     Any such transfer shall be made upon surrender of this Warrant or Converted Shares together with the Assignment Form attached hereto properly endorsed.

          (g) Termination of Right of First Refusal.  The Right of First Refusal
              -------------------------------------
shall terminate as to any Shares 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the 1933 Act.

     9.   MARKET STAND-OFF AGREEMENT

     The Holder hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any shares of the Company under the Securities Act of 1993, as amended (the "Securities Act"), the Holder shall not sell or otherwise transfer any shares or other securities of the Company during the 180-day period following the date of the final Prospectus contained in a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     10.  EXCHANGE AND REGISTRY OF WARRANT

     This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer, exercise or conversion, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     11.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

     On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the Holder, in lieu thereof, a new warrant in substantially identical form, dated as of such cancellation and reissuance.

     12.  SATURDAYS, SUNDAYS AND HOLIDAYS

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

     13.  ADJUSTMENT TO NUMBER AND TYPE OF SECURITIES, EXERCISE PRICE

     The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

          (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations,
              ----------------------------------------------------------------
Automatic Conversion, etc.  The Exercise Price and the number and type of
--------------------------
securities or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Warrant Stock, other than an adjustment to the conversion price of the Warrant Stock pursuant to the antidilution provisions set forth in the Company's Articles, so that the number and type of securities or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Warrant Stock subject hereto at the time of such event, had such shares of Warrant Stock then been outstanding.

          (b) Certificate as to Adjustments.  In case of any adjustment in the
              -----------------------------
Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which adjustment is based.

     14.  NOTICES OF RECORD DATE, ETC.

     In the event of:

          (a) any taking by the Company of a record of the holders of Warrant Stock or securities into which the Warrant Stock is convertible for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution,

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of, the Company with or into any person,

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

          (d) a sale of substantially all of the outstanding capital stock of the Company or the issuance of new shares representing the majority of the Company's right to vote, or

          (e) the initial public offering of the Company's Common Stock, then and in each such event the Company will mail to the Holder a notice specifying the record date for voting or the date of closing , as applicable, of any event (a)-(e) above. Such notice shall be delivered to the Holder at least fifteen (15) days prior to the date of the relevant event.

     15.  REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants to the Holder that:

          (a) during the period this Warrant is outstanding, the Company will reserve from its authorized and unissued Warrant Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant;

          (b) during the period this Warrant or the Warrant Stock issuable hereunder is outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon conversion of the Warrant Stock issuable upon exercise or conversion of this Warrant;

          (c) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise or conversion of this Warrant;

          (d) the Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder, to issue the Common Stock issuable upon conversion of the Warrant Stock and to carry out and perform its obligations under the terms of this Warrant; and

          (e) all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Warrant Stock and the Common Stock issuable upon conversion of the Warrant Stock, the grant of registration rights as provided herein and the performance of the Company's obligations hereunder has been taken;

          (f) the Warrant Stock and the Common Stock issuable upon conversion of the Warrant Stock, when issued in compliance with the provisions of this Warrant and the Articles, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances, and will be issued in compliance with all applicable federal and state securities laws; and

          (g) the issuance of the Warrant Stock and the Common Stock issuable upon conversion of the Warrant Stock will not be subject to any preemptive rights, rights of first refusal or similar rights.



                     [This space left blank intentionally]

     16.  GOVERNING LAW

     This Warrant shall be governed by and construed in accordance with the laws of the State of California.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated:  February 9, 1996.                              USWEB CORPORATION


                                 -----------------------------------------------

                              By:
                                 -----------------------------------------------

                              Title:
                                    --------------------------------------------

                              Address:
                                      ------------------------------------------


                                      ------------------------------------------

                              NOTICE OF EXERCISE

To:  USWeb Corporation

     (1) The undersigned hereby elects to purchase            shares of Series A
                                                  ------------
Preferred Stock of USWeb Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                              -------------------------------------------------
                              (Name)



                              --------------------------------------------------
                              (Address)

     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.



------------------                ----------------------------------------------
     (Date)

                             NOTICE OF CONVERSION

To:  USWeb Corporation

     (1) The undersigned hereby elects to convert that portion of the attached
Warrant representing the right to purchase          shares of Series A Preferred
                                          ----------
Stock into such number of shares of Common Stock of USWeb Corporation as is determined pursuant to Section 3 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                              --------------------------------------------------
                              (Name)



                              --------------------------------------------------
                              (Address)

     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.





-----------------               ------------------------------------------------
     (Date)

                                ASSIGNMENT FORM

    (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)



     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


--------------------------------------------------------------------------------
                                 (Please Print)

whose address is
                ----------------------------------------------------------------
                                 (Please Print)

     Dated:
           --------------------------------------------------------

     Holder's Signature:
                        -------------------------------------------

     Holder's Address:
                      ---------------------------------------------


     --------------------------------------------------------------

Guaranteed Signature:
                     ----------------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.